Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson, President
Secretary of Board & Vice President	CCG Investor Relations
Universal Travel Group Inc.	Phone: +1-646-213-1915 (NY office) or
Phone: +86-755-8366-8489	Mr. Gary Chin, Phone: +1-646-213-1909
Email: 06@cnutg.cn	E-mail: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Inc. Appoints Mr. Jing Xie as Chief Financial Officer

SHENZHEN, China, February 17, 2009 – Universal Travel Group Inc. (OTC BB: UTVG.OB) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing, hotel reservation and air cargo agency services, today announced the appointment of Mr. Jing Xie to the position of Chief Financial Officer, effective February 17, 2009.

Mr. Xie joined Universal Travel Group in 2005 and was promoted to Deputy General Manager in July of that year. In 2006, he was appointed Secretary of the Board and Vice President where he was responsible for managing operations on a corporate level,  overseeing the integration of several strategic acquisitions, and being the IR representative to the capital market. He has significant hands-on experience in internal controls and financial reporting. Mr. Xie obtained a Doctor of Business Administration from People's University of China and holds a Bachelor of Commerce degree from the University of Sydney, Australia. He is also a member of the Association of Chartered Certified Accountants.

“I am very pleased to accept this role as Universal Travel Group continues to experience strong momentum, due to its unique business model and diversified travel service offerings,” commented Mr. Xie. “I look forward to devote my entire efforts to continue the Company’s solid performance going forward.”

“We are delighted to appoint Mr. Xie as our Chief Financial Officer,” stated Ms. Jiangping Jiang, CEO of Universal Travel Group. “Having served Universal Travel Group for about four years, Mr. Xie has an in-depth understanding of our business operations and is dedicated to promoting corporate transparency. We look forward to his further contributions in helping to bring our Company to the next level. Mr. Xie is fluent in both Mandarin and English, which should help to enhance our visibility within the investment community,” added Ms. Jiang.

About Universal Travel Group Inc.

Universal Travel Group, a growing travel services provider in the People’s Republic of China, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. In 2007, Universal Travel Group completed the acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. Universal Travel's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information about the company, please visit http://us.cnutg.com and http://www.cnutg.com.cn for the service website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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